Exhibit 16.1

Seale & Beers, CPAs

Certified Public Accountants

PCAOB Registered Auditors – www.sealebeers.com

October 7, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated October 7, 2016 of PowerMedChairs (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada